Exhibit 99.1

Intelligent Bio Solutions Expects to Report Record Fiscal First Quarter 2026 Revenue of Over $1 Million, an Increase of Approximately 32% Sequentially and 28% Year-Over-Year

Company Achieves Third Consecutive Quarter of Revenue Growth

Revenue Increase of Approximately 32% Sequentially and 28% Year-Over-Year Driven by New Customer Accounts and Strong Cartridge and Reader Sales

Cartridge and Reader Revenue Up Approximately 43% and 23% Year-Over-Year Respectively

NEW YORK, November 04, 2025 - Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced preliminary, unaudited revenue results for the fiscal first quarter ended September 30, 2025.

“We started fiscal year 2026 on a strong note, generating over $1 million in revenue - a record for our Company and a significant milestone,” said Harry Simeonidis, President and CEO of Intelligent Bio Solutions. “As new customer acquisitions accelerate, we are seeing strong momentum in both cartridge and reader sales, with cartridge revenue up approximately 43% year- over-year and reader revenue up approximately 23% year-over-year for the fiscal first quarter. These results represent a substantial improvement on the previous quarter, demonstrating the strength of our business model and positioning us well for continued growth.”

The Company expects to report fiscal first quarter 2026 revenue growth of approximately 32% sequentially and 28% year-on-year. This represents the third consecutive quarter of revenue growth and shows the strength of the Company’s razor-razorblade business model. The anticipated results reflect ongoing enhancements in the Company’s sales mix, with higher-margin consumables continuing to account for an increasing share of total revenue.

The preliminary unaudited revenue results for the fiscal first quarter ended September 30, 2025, are based on information available to management as of the date of this press release and are, therefore, subject to adjustments based on the Company’s completion of its quarter-end financial close process. The Company expects to disclose financial results for the fiscal first quarter ended September 30, 2025, in its upcoming Quarterly Report on Form 10-Q, expected to be filed with the Securities and Exchange Commission during the week commencing November 10, 2025.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the U.S. include construction, manufacturing and engineering, transport and logistics firms, mining, drug treatment organizations, and coroners.

For more information, visit https://ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.
info@ibs.inc
LinkedIn | Twitter

Investor & Media Contact

Valter Pinto, Managing Director
KCSA Strategic Communications
PH: (212) 896-1254
INBS@kcsa.com